                                                                   EXHIBIT 10.47










                       CONTRACT RIGHTS PURCHASE AGREEMENT



                                 BY AND BETWEEN



                            PROFITSOURCE CORPORATION



                                     "BUYER"



                                       AND



                              DELOITTE & TOUCHE LLP



                                    "SELLER"







                                DECEMBER 14, 1998

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                           Page
1.      Sale and Transfer of Rights and Liabilities.........................................1
        1.1    Rights.......................................................................1
        1.2    Liabilities..................................................................1
        1.3    Closing......................................................................1
        1.4    Purchase Price...............................................................1
        1.5    Allocation of Purchase Price.................................................1

2.      Representations and Warranties of Seller............................................2
        2.1    Organization and Authority...................................................2
        2.2    Authorization of Agreement...................................................2
        2.3    Rights and Liabilities.......................................................2
        2.4    No Conflict or Violation.....................................................3
        2.5    Litigation...................................................................3
        2.6    Brokers......................................................................3
        2.7    Operations...................................................................4

3.      Representations and Warranties of Buyer.............................................4
        3.1    Organization and Corporate Authority.........................................4
        3.2    No Conflict or Violation.....................................................4
        3.3    Notes........................................................................5
        3.4    Litigation...................................................................5
        3.5    Brokers......................................................................5

4.      Certain Understandings and Agreements of the Parties................................5
        4.1    Confidentiality..............................................................5
        4.2    Taxes........................................................................6
        4.3    Access to Records and Files..................................................6
        4.4    Cooperation in Litigation....................................................6
        4.5    Further Assurances...........................................................6
        4.6    No Interest..................................................................6
        4.7    Terms of Notes...............................................................6
        4.8    Disclaimer...................................................................7

5.      Survival; Indemnification...........................................................7
        5.1    Survival.....................................................................7
        5.2    Indemnification by Seller....................................................7
        5.3    Indemnification by Buyer.....................................................8
        5.4    Indemnification Procedure....................................................8
        5.5    Payment.....................................................................10
        5.6    Set-off.....................................................................10
        5.7    Limitations.................................................................10


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
6.      Miscellaneous......................................................................11
        6.1    Notices.....................................................................11
        6.2    Assignability and Parties in Interest.......................................12
        6.3    Governing Law...............................................................12
        6.4    Counterparts................................................................12
        6.5    Publicity...................................................................12
        6.6    Complete Agreement..........................................................12
        6.7    Modifications, Amendments and Waivers.......................................12
        6.8    Headings; References........................................................13
        6.9    Severability................................................................13
        6.10   Expenses of Transactions....................................................13
        6.11   Designated Representatives..................................................13
        6.12   Enforcement of the Agreement................................................13
        6.13   Interpretation with Asset Purchase Agreement................................13
        6.14   Novation....................................................................13
        6.15   Confidential Information....................................................14


SCHEDULES
        1.4    Purchase Price
        1.5    Allocation of Purchase Price
        2      Disclosure Schedule
        3.4    Claims

EXHIBIT
        A      Form of Note


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                       CONTRACT RIGHTS PURCHASE AGREEMENT

      This Contract Rights Purchase Agreement (this "Agreement") is made and entered unto as of December __, 1998 by and between Deloitte & Touche LLP, a Delaware limited liability partnership ("Seller"), and ProfitSource Corporation, a Delaware corporation ("Buyer").

      A. Seller, acting through its Integrated Cost Reduction Strategies business unit ("ICRS"), is engaged in the business of disbursement management services; account receivable management; purchase learning services; benefits funding services; and health care cost recovery services (which business, as presently engaged in by Seller's ICRS business unit, is referred to herein as the "Business").

      B. Concurrently herewith, Buyer and Seller are entering into an Asset Purchase Agreement (the "Asset Purchase Agreement") of even date herewith pursuant to which Seller assets, rights and obligations related to the business on the terms set forth therein.

      C     Seller desires to sell and assign to Buyer, and Buyer desires to purchase and assume from Seller all of Seller's rights and obligations under the Business Alliance Agreement dated September 30, 1996 between National Benefits Consultants, LLC ("NBC") and Seller and all amendments and addenda thereto, including and related letter agreement between NBC and Seller (collectively, the "NBC Contract"), on the term set forth in this Agreement.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    SALE AND TRANSFER OF RIGHTS AND LIABILITIES

      1.1 RIGHTS. On the terms set forth in this Agreement, Seller hereby conveys, transfers, assigns, sells and delivers Buyer, and Buyer hereby acquires, accepts and purchases, all of Seller's rights, title and interest in, to and under the NBC Contract (the "Rights").

      1.2 LIABILITIES. On the terms set forth in this Agreement, Buyer hereby assumes all of the liabilities and obligations of Seller arising prior to, on or following the Closing in connection with or in relation to the NBC contract and the "Liabilities").

      1.3 CLOSING. The closing of the sale and purchase of the Rights and assumption of the Liabilities (the "Closing") is taking place at the offices of Gibson, Dunn & Crutcher LLP, 4 Park Plaza, Irvine, California as of the date of this Agreement (the "Closing Date").

      1.4 PURCHASE PRICE. Concurrently herewith, Buyer is paying for the Rights the consideration described on Schedule 1.4 (the "Purchase Price").

      1.5 ALLOCATION OF PURCHASE PRICE. The Purchase Price will be allocated for tax purposes (the "Allocation") in the manner set forth on Schedule 1.5. The Allocation will be used by the parties in preparing all applicable tax returns and shall be binding upon the parties and



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upon each of their successors and assigns, and the parties shall report the transaction herein in accordance with the Allocation and shall not take any position or action inconsistent with the Allocation.

2. REPRESENTATIONS AND WARRANTIES OF SELLER. Each representation and warranty contained in this Article 2 is qualified by the disclosures made in the disclosure schedule attached hereto as Schedule 2 (the "Disclosure Schedule"). This Article 2 and the Disclosure Schedule shall be read together as an integrated provision. The Business has been managed by persons affiliated with Buyer acting in their capacities as partners or employees or Sellers or ICRS, which persons are expected to resign from Seller to work exclusively for Buyer following the Closing (together with all persons acting under such person's direction, control or supervision, the "Buyer Associated Persons"). Accordingly, the Buyer Associated Persons may have more knowledge regarding the matters addressed in the representations and warranties of Seller herein than Seller itself. When representations and warranties have set forth in this Article 2 are qualified by the knowledge of Seller, such representations and warranties are given by the Seller only to the extent of Seller's actual knowledge without any obligation of inquiry and shall be deemed to be qualified in all respects by such facts as the Buyer Associated Persons know or should know as a result to their participation in the Business prior to the Closing. All such facts known to the Buyer Associate Persons shall be deemed to be known by Buyer prior to Closing Date and to have been disclosed by Seller to Buyer as if set forth in this Agreement or in a schedule to this Agreement or in any other Transaction Document. Notwithstanding any provision of this Agreement to the contrary, Seller will not be liable on the basis of any claim or action that disclosure provided by Seller in connection with the transactions contemplated by this Agreement was incomplete. Subject to the foregoing, Seller represents and warrants to Buyer that:

      2.1 ORGANIZATION AND AUTHORITY. Seller is a limited liability partnership duly organized., validly existing and in good standing under the laws of the State of Delaware, with to Seller's knowledge, full power and authority to enter into the NBC Contract and to perform its obligation there under.

      2.2 AUTHORIZATION OF AGREEMENT. Seller has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement, together with the schedules delivered in connection herewith and the Note (as defined in Scheduled 1.4 hereto) (collectively, the "Transaction Documents"), have (except for Transaction Documents executed and delivered solely by Buyer) been duly and validly approved in accordance with the partnership agreement or other governing documents of Seller and no other proceedings in the part of Seller are necessary to approve this Agreement and to consummate the transactions contemplated this Agreement. This Agreement and the other Transaction Documents delivered by Seller have been duly executed and delivered by Seller, have been effectively authorized by all necessary action by Seller and constitute legal, valid and binding obligations of Seller, except as such enforceability may be limited by general principles of equity and bankruptcy, insolvency, reorganization and memorandum and other similar laws relating to creditors' rights (the "Bankruptcy Exception").

      2.3 RIGHTS AND LIABILITIES. Seller has taken no actions to subject any of the Rights to any liens, mortgages, pledges, security interests, encumbrances, prior assignments or claims of


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any kind other than (i) actions that may have been taken by or with the knowledge of a Buyer Associated Person taken by Seller at the direction of a Buyer Associated Person or in the performance of and consistent with duties known by one or more Buyer Associated persons to be performed by Seller on behalf of the business, as to which Seller makes no representation or warranty,
(ii) Permitted Liens (as defined in Section 3.2) and (iii) liens, mortgages, pledges, security interests, encumbrances, prior assignments and claims in the ordinary course which are not material. Since January 1, 1998, Seller has not compromised, liquidated or settled any material liability other than any such compromise, liquidation or settlement (x) by or with the knowledge of the Buyer Associated Person or by Seller at the direction of a Buyer Associated Person or in the performance of and consistent with duties known by one or more Buyer Associated Persons to be performed by Seller on behalf of the business, as to which Seller makes no representation or warranty or (y) in the ordinary course of business.

      2.4 NO CONFLICT OR VIOLATION. The execution and performance by Seller of this Agreement and the other Transaction Documents delivered by Seller and the consummation of the transactions contemplated by this Agreement and by the other Transaction Documents do not and will not: (i) violate or conflict with any provision of the organizational or governing documents of Seller; (ii) violate in any material respect any provision or requirement of any domestic or foreign, national, state, or local law, statute, judgment, order , writ, injunction, decree, award, rule, or regulation of any governmental entity applicable to Seller or, to the knowledge of Seller, the NBC Contract; (iii) to the knowledge of Seller, violate in any material respect, result in a material breach of, constitute (with due notice or lapse of time or both) a material default or cause any material obligation, penalty, premium or right of termination to arise or accrue under the NBC Contract (assuming NBC's consent is obtained as contemplated on the signature page hereto); (iv) to the knowledge of Seller, result in the creation or imposition of any material lien, charge or encumbrance or any kind whatsoever upon the Rights, except for Permitted Liens; or (v) to the knowledge of Seller, result i n the cancellation, modification, revocation or suspension of any material license, permit, certificate, franchise, authorization or approval issued or granted by any governmental entity to Seller in relation to the NBC Contract.

      2.5 LITIGATION. Except asset forth in Schedule 3.4, to Seller's knowledge there are no material claims, actions, suits, proceedings, labor disputes or investigations of any nature pending or threatened by or against the Seller, the officers, partners, employees, agents of Seller, or any of its Affiliates directly involving, affecting or relating to the transactions contemplated by this Agreement or the NBC Contract. To Seller's knowledge, neither the NBC Contract nor any Rights is subject to any material order, writ, judgment, award, injunction or decree of any governmental entity. For purposes of this Agreement, "Affiliate" shall have the meaning ascribed to such term in Rule 405 under the Securities Act of 1933.

      2.6 BROKERS. No broker, finder, investment banker, or other person is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of Seller, provided that no representation is made regarding any such broker, finder, investment banker or other person engaged or retained by or at the direction of any Buyer Associated Person purportedly on behalf of Seller.



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      2.7   OPERATIONS. Since January 1, 1998, no Seller Associated Person has
made any material commitments or entered into any material obligations that are part of the Liabilities, other than commitments or obligations that (i) were made or entered into by Seller Associated Person with the knowledge of one or more Buyer Associated Persons or in the performance of and consistent with duties known by one or more Buyer Associated Persons to be performed by Seller on behalf of the Business or (ii) were made or entered into the ordinary course of business. For purposes hereof, a "Seller Associates Person" is any officer, director, partner, employee or agent of Seller who is not a Buyer Associated Person at the time of any conduct, action or omission in question.

3. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller as follows:

      3.1 ORGANIZATION AND CORPORATE AUTHORITY. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to carry on its business as it is now and has since its organization been conducted, and to own, lease and operate its assets. Buyer has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement and the Transaction Documents have (except for Transaction Documents executed and delivered solely by Seller) been duly and validly approved in accordance with the governing documents of Buyer and no other proceedings on the part of Buyer are necessary to approve this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement and the other Transaction Documents delivered by Buyer have been duly executed and delivered by Buyer, have been effectively authorized by all necessary action by Buyer, and constitute legal, valid and binding obligations of Buyer, except as such enforceability may be limited by the Bankruptcy Exception.

      3.2 NO CONFLICT OR VIOLATION. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents delivered by Buyer and the consummation of the transactions contemplated by this Agreement and by the other Transaction Documents do not and will not: (i) violate or conflict with any provision of the organizational or governing documents of Buyer; or
(ii) violate in any material respect any provision or requirement of any domestic or foreign, national, state or local law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation of any governmental entity applicable to Buyer or its business or assets, (iii) to the knowledge of Buyer, violate in any material respect, result in a material breach of, constitute (with due notice or lapse of time or both) a material default or cause any material obligation, penalty, premium or right of termination to arise or accrue under any material contract of Buyer; (iv) to the knowledge of Buyer, result in the creation or imposition of any material lien, charge or encumbrance of any kind whatsoever upon any of the assets of Buyer except for Permitted Liens; or
(v) to the knowledge of Buyer, result in the cancellation, modification, revocation or suspension of any material license, permit, certificate, franchise, authorization, or approval issued or granted by any governmental entity to Buyer in relation to the business of Buyer. As used herein, "Permitted Liens" means (a) any lien or encumbrance for taxes which are not yet due or which are being contested in good faith by appropriate proceedings diligently prosecuted; (b) any carrier's, warehouseman's, mechanic's, materialman's, repairman's, landlord's or any other statutory or inchoate lien or encumbrance incidental to the ordinary conduct of the Business which involves an obligation that is not past



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due or which is being contested in good faith by appropriate proceedings diligently prosecuted; (c) any interest of a governmental agency or instrumentality in any lawfully made pledge or deposit under workers' compensation, unemployment insurance or other social security statutes; (d) any interest of any person or entity with respect to a recoupment of unearned revenues under a contingency-based engagement relating to the NBC Contract; or
(e) the Liabilities.

      3.3 NOTES. Any note delivered by Buyer as part of the Purchase Price has been duly authorized, executed and delivered, and constitutes a legal, valid and binding obligation of Buyer, except as such enforceability may be limited by the Bankruptcy Exception.

      3.4 LITIGATION. Except as set forth on Schedule 3.4, there are no material claims, actions, suits, proceedings, labor disputes or investigations of any nature pending or, to the knowledge of Buyer, threatened by or against Buyer, the officers, directors, partners, employees, agents of Buyer, or any of its Affiliates directly involving, affecting or relating to the transactions contemplated by this Agreement or its business or assets. Neither Buyer nor its business or assets is subject to any order, writ, judgment, award, injunction or decree of any governmental entity.

      3.5 BROKERS. No broker, finder, investment banker, or other person is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of Buyer, except for obligations of National Benefits Consultants, LLC to Jefferies & Company, Inc. in connection with the Consolidation Transactions (as defined below) and financing thereof, which obligations are being assumed by Buyer.

4.    CERTAIN UNDERSTANDINGS AND AGREEMENTS OF THE PARTIES

      4.1 CONFIDENTIALITY. Subject to Section 6.5, Buyer and Seller shall, and shall each cause their respective Affiliates, officers, directors, employees, agents, and advisors to, keep confidential all information received in connection with the transactions contemplated by this Agreement, other than information that (i) was in the public domain before the date of this Agreement or subsequently came into the public domain other than as a result of disclosure by the party to whom the information was delivered; or (ii) was lawfully received by a party from a third party free of any obligation of confidence of or to such third party; or (iii) was already in the possession of the party prior to receipt of the information, directly or indirectly, from the other party; or (iv) is required to be disclosed in a judicial or administrative proceeding or by law after giving the other party as much advance notice of the possibility of such disclosure as practicable so that the other party may attempt to protect against such disclosure; or (v) is subsequently and independently developed by employees, consultants or agents of the party to whom the information was delivered without reference to the information. Seller acknowledges that Buyer may provide information about the NBC Contract to other participants in the Consolidation Transactions, provided that such recipients shall agree to be bound by confidentiality restrictions as provided in this Agreement for Seller's benefit. For purposes of this Agreement, "Consolidation Transactions" refers to the acquisition by Buyer in a series of transactions, prior to or concurrent with the Closing, of various companies selected by Buyer in its discretion and engaged in the business of cost reduction, cost recovery and profit



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enhancement services, by means of mergers into Buyer, or acquisitions by Buyer of all or substantially all of the assets or stock or other equity interests of such companies.

      4.2 TAXES. All taxes attributable to the transfer of the Rights and Liabilities by Seller to Buyer as contemplated by this Agreement will be paid half by Buyer and half by Seller. Neither Buyer nor Seller makes any representations regarding the tax consequences of the transaction contemplated by this Agreement or the other Transaction Documents.

      4.3 ACCESS TO RECORDS AND FILES. Seller shall have the right for a period of three (3) years following the Closing Date to have reasonable access to such books, records and accounts, correspondence, production records and other similar information as are transferred to Buyer pursuant to the terms of this Agreement for the limited purpose of concluding its involvement in the NBC Contract prior to the Closing Date.

      4.4 COOPERATION IN LITIGATION. Each party will fully cooperate in all reasonable respects with the other in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such party relating to or arising out of the NBC contract prior to or after the Closing Date (other than litigation between Buyer and/or its Affiliates or assignees, on the one hand, and Seller and/or its Affiliates or assignees, on the other hand, arising out of the transactions contemplated by this Agreement). The party requesting such cooperation shall pay the out-of-pocket expenses (including reasonable legal fees and disbursements) of the party providing such cooperation and of its officers, directors, partners, principals, employees and agents reasonably incurred in connection with providing such cooperation, but shall not be responsible to reimburse the party providing such cooperation for such party's time spent in such cooperation or the salaries or costs of fringe benefits or other similar expenses paid by the party providing such cooperation to its officers, directors, employees and agents while assisting in the defense or prosecution of any such litigation or proceeding.

      4.5 FURTHER ASSURANCES. Upon the reasonable request of a party to this Agreement at any time after the Closing Date, the other party shall forthwith execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the requesting party or its counsel may reasonably request in order to perfect title of Buyer and its successors and assigns to the Rights or otherwise to effectuate the purposes of this Agreement.

      4.6 NO INTEREST. Buyer is a recently organized corporation formed for the purpose of effecting the Consolidation Transactions, with the participation of various individuals, some of whom are the Buyer Associated Persons. Seller has no rights in or to buyer, any equity interest therein, or debt thereof (other than under promissory notes made by Buyer to Seller concurrently herewith), in the business of buyer, or the Consolidation Transactions, and the only such rights in favor of Seller are the obligations undertaken by Buyer pursuant to this Agreement and other Transaction documents and the Asset Purchase Agreement and the agreements and documents related thereto.

      4.7 TERMS OF NOTES. Buyer represents and warrants to and covenants with Seller that any note delivered by Buyer as part of the Purchase Price does and will contain economic and



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payment terms not less favorable to Seller than those terms benefiting a holder of any other note issued by Buyer or its Affiliates in connection with the Consolidation Transactions (or any of them) or any similar transaction consummated prior to or on the Closing Date.

      4.8   DISCLAIMER.

            (a) ALL OF THE RIGHTS AND LIABILITIES ARE BEING SOLD AND TRANSFERRED TO BUYER "AS IS" AND "WHERE IS" AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUY NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR USE OR A PARTICULAR PURPOSE, ARE EXCLUDED FROM THE SALE AND TRANSFER OF THE RIGHTS AND LIABILITIES (EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE 2, BUT SUBJECT TO SECTION 5.1). SELLER MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY NATURE WITH RESPECT TO THE RIGHTS OR LIABILITIES (EXCEPT AS EXPRESSLY SET FORTH IN
ARTICLE 2, BUT SUBJECT TO SECTION 5.1).

            (b) Buyer acknowledges that it has had ample opportunity to investigate and review the NBC Contract, the Rights, the Liabilities and Seller's books and records relating to the NBC Contract, the Rights and the Liabilities and that such investigation and review have been completed to Buyer's satisfaction.

5.    SURVIVAL; INDEMNIFICATION.

      5.1 SURVIVAL. The representations and warranties made in this Agreement or in any exhibit, schedule, certificate or any other Transaction Document shall survive any investigation made by any party to this Agreement (with respect to Seller's representations and warranties, subject to the other terms of this Agreement) and the Closing of the transactions contemplated by this Agreement until the first anniversary of the Closing Date. As to any matter or claim which is based upon fraud by the indemnifying party, the representations and warranties set forth in this Agreement shall expire only upon expiration of the applicable statute of limitations. No party will be liable to another under any warranty or representation after the applicable expiration date of such warranty or representation; provided however, if a claim or notice is given under this
Article 5 with respect to any representation or warranty prior to the applicable expiration date, such claim may be pursued to resolution notwithstanding expiration of the representation or warranty under which the claim was brought.

      5.2   INDEMNIFICATION BY SELLER. Subject to the limits set forth in this
Article 5, Seller and its successors and assigns shall jointly and severally indemnify, defend, reimburse and hold harmless Buyer and its Affiliates and their successors and assigns, and the officers, directors, employees and agents of any of them, from and against any and all claims, losses, damages, liabilities, obligations, assessments, penalties and interest, demands, actions and expenses, whether direct or indirect, known or unknown, absolute or contingent (including, without limitation, settlement costs and any legal, accounting and other expenses for investigating or defending any actions or threatened actions) ("Losses") reasonably incurred by any such indemnitee, arising out of or in connection with any of the following:

            (a) the ownership of the rights before the Closing, except for the Liabilities;


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            (b)   any material inaccuracy of any representation or warranty made by Seller in this Agreement or any other Transaction Document delivered by Seller, subject to the other terms of this Agreement;

            (c) the material breach of any covenant, agreement or obligation of seller contained in this Agreement or any other Transaction Document delivered by Seller; and

            (d) any and all Seller Associated Persons' conduct (as defined below) at any time before or after the Closing.

      Notwithstanding any provision of this section 5.2 to the contrary, Seller and its successors, assigns and Affiliates shall have no obligation or liability with respect to any act, omission or conduct of any of the Buyer Associated Persons in connection with the transactions contemplated by this Agreement or the other Transaction Documents or the Consolidation Transactions or any of the transactions related thereto ("Buyer Associated Persons' Conduct").

      5.3   INDEMNIFICATION BY BUYER. Subject to the limits set forth in this
Article 5, Buyer and its successors and assigns shall jointly and severally indemnify, defend, reimburse and hold harmless Seller and its Affiliates and their successors and assigns, and the officers, directors, partners, principals, employees and agents of any of them, from and against any and all Losses reasonably incurred by any such indemnitee, arising out of or in connection with any of the following:

            (a)   the ownership of the Rights after the Closing;

            (b) any material inaccuracy of any representation or warranty made by Buyer in this Agreement or any other Transaction Document delivered by Buyer;

            (c) the material breach of any covenant, agreement or obligation of Buyer contained in this Agreement or any other Transaction Document delivered by Buyer;

            (d)   the Liabilities;

            (e) any and all buyer Associated Persons' conduct at any time before or after the Closing; and

            (f)   the claims by Anthem Insurance Companies, Inc. described in
Schedule 3.4.

      Notwithstanding any provision of this section 5.3 to the contrary, Buyer and its successors, assigns and Affiliates shall have no obligation or liability with respect to any act, omission or conduct of any Seller Associated Person in connection with the transactions contemplated by this Agreement or the other Transaction Documents or the Consolidation Transactions or any of the transactions related thereto ("Seller Associated Persons' Conduct").

      5.4   INDEMNIFICATION PROCEDURE.

            (a) Whenever any third party claim shall arise for indemnification hereunder (a "Claim"), the party entitled to indemnification (the "Indemnitee") shall promptly give written



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notice to the party obligated to provide indemnity (the "Indemnitor") with respect to the Claim after the receipt by the Indemnitee of reliable information of the facts constituting the basis for the Claim; but the failure to timely give such notice shall not relieve the Indemnitor from any obligation under this Agreement, except to the extent, if any, that the Indemnitor is materially prejudiced thereby.

            (b) Upon receipt of written notice from the Indemnitee of a Claim, the Indemnitor shall assume the defense of such Claim by providing counsel (such counsel subject to the reasonable approval of the Indemnitee) to defend the Indemnitee against the matter from which the Claim arose, at the Indemnitor's sole cost, risk and expense. The Indemnitee shall cooperate in all reasonable respects, at the Indemnitor's sole cost, risk and expense, with the Indemnitor in the investigation, trial, defense and any appeal arising from the matter from which the Claim arise; provided, however, that the Indemnitee may (but shall not be obligated to) participate in (but not control) any such investigation, trial, defense and any appeal arising in connection with the Claim at its sole cost, risk and expense, subject to the following sentence. If the Indemnitee's participation in any such investigation, trial, defense and any appeal arising from such Claim relates to a legal position or defense that varies materially from the legal positions or defenses pursued by the Indemnitor, and if the Indemnitee reasonably believes upon the advice of counsel that the Indemnitee's interests will be adversely and materially affected if such legal position or defense is not pursued, the Indemnitor shall bear the sole cost, risk and expense of the Indemnitee's separate participation, but limited to all fees, costs and expenses of one separate counsel and appropriate local counsel for the Indemnitee (or multiple Indemnitee). If the Indemnitee elects to so participate, the Indemnitor shall cooperate with the Indemnitee, and the Indemnitor shall deliver to the Indemnitee or its counsel copies of all pleadings and other information within the Indemnitor's knowledge or possession reasonably requested by the Indemnitee or its counsel that is relevant to the defense of such Claim and that will not prejudice the Indemnitor's position, claims or defenses. The Indemnitee and its counsel shall maintain confidentiality with respect to all such information consistent with the conduct of a defense hereunder. The Indemnitor shall have the right to elect to settle any claim for monetary damages only without the Indemnitee's consent, if the settlement includes a complete release of the Indemnitee. If the settlement does not include such a release, it will be subject to the consent of the Indemnitee. The Indemnitor may not admit any liability of the Indemnitee or waive any of the Indemnitee's rights without the Indemnitee's prior written consent. The Indemnitor shall not be liable for any settlement effected without its prior written consent. If the subject of any Claim results in a judgment or settlement, the Indemnitor shall promptly pay such judgment or settlement.

            (c) If the Indemnitor fails to assume the defense of the subject of any Claim in accordance with the terms of Section 5.4(b), if the Indemnitor fails diligently to prosecute such defense, if the Indemnitor has, in the Indemnitee's good faith judgment upon the advise of counsel, a conflict of interest, or if the Indemnitor has, in the Indemnitee's good faith judgment, insufficient resources with which to conduct an adequate defense, the Indemnitee may defend against the subject of the Claim, at the Indemnitor's sole cost, risk and expense, in such manner and on such terms as the Indemnitee deems reasonably appropriate, including, without limitation (notwithstanding the penultimate sentence of Section 5.4(b)) settling the subject of the Claim after giving reasonable notice to the Indemnitor. If the Indemnitee defends the subject of a Claim in accordance with this Section, the Indemnitor shall cooperate with the Indemnitee and its counsel, at the Indemnitor's sole cost, risk and expense, in all reasonable respects, and shall deliver to the Indemnitee or its counsel copies of all pleadings and other information within the Indemnitor's knowledge or possession reasonably requested by the Indemnitee or its counsel that are relevant to the defense of the subject of any such Claim and that will not prejudice the Indemnitor's position, claims or defenses. The Indemnitee shall maintain confidentiality with respect to all such information consistent with the conduct of a defense hereunder.

            (d) The obligation of the Indemnitor to indemnify the Indemnitee against Losses arising under this Agreement shall be in addition to any other obligations the Indemnitor might otherwise have and any other rights the Indemnitee might otherwise have.

      5.5 PAYMENT. All payments owing under this Article 5 will be made promptly as indemnifiable Losses are incurred. If the indemnitee defends the subject matter of any Claim in accordance with Section 5.4(c) or proceeds with separate counsel on the Indemnitor's account in accordance with Section 5.4(b), the expenses (including attorneys' fees) incurred by the Indemnitee shall be paid by the Indemnitor in advance of the final disposition of such matter as incurred by the Indemnitee, if the Indemnitee undertakes in writing to repay any such advances in the event that it is ultimately determined by a court of competent jurisdiction that the Indemnitee is not entitled to indemnification under the terms of this Agreement or applicable law.

      5.6 SET-OFF. In addition to any rights of set off or other rights that any of the Indemnitee may have at common law, by statute or otherwise, each Indemnitee shall have the right to set off any amount that is owed by such Indemnitee to an Indemnitor against any amount otherwise payable by the Indemnitor to the Indemnitee. Notwithstanding any provision of this Agreement to the contrary, any amounts payable by Seller to Buyer or any of its Affiliates or related persons first shall be satisfied by reducing, on a dollar-for-dollar basis, first, unpaid accrued interest and second, unpaid principal amounts in respect of debt instruments of Buyer held by Seller, including, without limitation, the Buyer notes constituting part of the Purchase Price and any other Buyer note to Seller. Any such reduction shall be deemed to be a prepayment by Buyer of such amounts.

      5.7   LIMITATIONS.

            (a) Notwithstanding any provision of this Agreement to the contrary, no party shall have any obligation to indemnify any person entitled to indemnity under this Article 5 or to pay damages in respect of claims arising under this Agreement or any other Transaction document unless the persons so entitled to indemnity or recovery hereunder have suffered Losses in an aggregate amount attributable to all Claims and damages in excess of Fifty thousand Dollars ($50,000) (the "Threshold"). Once the aggregate amount of Losses exceeds the Threshold, persons entitled to recovery shall be entitled to recover the full amount of all Losses, including any amounts which constituted the Threshold. No person shall be entitled to indemnification under this Article 5 for Losses directly or indirectly caused by a breach by such person of any representation, warranty, covenant or other agreement set forth in this Agreement.

            (b) Notwithstanding any provision of this Agreement or any Transaction Document to the contrary, Seller's Aggregate Liability shall not exceed $4 million. for these purposes,

"Seller's Aggregate Liability" means the aggregate liability of seller to Buyer and the indemnified persons specified in Section 5.2 for all claims arising under this Agreement and the other Transaction Documents, plus the aggregate liability of Seller to Buyer and the indemnified persons specified in Section
5.2 of the Asset Purchase Agreement for all claims arising under the Asset Purchase Agreement and the other transaction documents defined in the Asset Purchase Agreement.

6.    MISCELLANEOUS

      6.1 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given upon personal delivery or three (3) days after being mailed by certified or registered mail, postage prepaid, return receipt requested, or one (1) business day after being sent via a nationally recognized overnight courier service if overnight courier service is requested from such service or upon receipt of electronic or other confirmation of transmission if sent via facsimile to the parties, their successors in interest or their assignees at the following addresses and facsimile numbers, or at such other addresses or facsimile numbers as the parties may designate by written notice in accordance with this Section 6.1:

                      If to Buyer:                 President
                                                   ProfitSource Corporation
                                                   695 Town Center Drive, Suite 400
                                                   Costa Mesa, California  92626
                                                   Tel:  (714) 429-5500
                                                   Fax:  (714) 429-5599

                      With a copy to:              Gibson, Dunn & Crutcher LLP
                                                   Park Plaza, Jamboree Center
                                                   Irvine, California  92614
                                                   Tel:  (949) 451-3874
                                                   Fax:  (949) 451-4220
                                                   Attn:  Brian W. Copple

                      If to Seller:                Deloitte & Touche LLP
                                                   1633 Broadway
                                                   New York, New York  10019
                                                   Tel:  (212) 489-1600
                                                   Fax:  (212) 492-4201
                                                   Attn:  Office of the General Counsel

                      With a copy to:              Kramer Levin Naftalis & Frankel LLP
                                                   919 Third Avenue
                                                   New York, New York  10022
                                                   Tel:  (212) 715-9100
                                                   Fax:  (212) 715-8000
                                                   Attn:  Thomas E. Molner

      6.2 ASSIGNABILITY AND PARTIES IN INTEREST. This Agreement and the rights, interests or obligations under this Agreement may not be assigned by any of the parties to this Agreement without the written consent of the other, which consent will not be unreasonably withheld. This Agreement shall inure to the benefit of and be binding upon Buyer or Seller and their respective permitted successors and assigns. Nothing in this Agreement will confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement, except as provided in Sections 5.2 and 5.3.

      6.3 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to its choice-of-law principles.

      6.4 COUNTERPARTS. Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

      6.5 PUBLICITY. No party may, or may it permit its Affiliates to, issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of Buyer and Seller, except that, (i) Buyer may disclose details of this Agreement to other participants in the Consolidation Transactions, provided that such recipients shall agree to be bound by confidentiality restrictions as provided in Section 4.1 for Seller's benefit,
(ii) Buyer and Seller may each make such communications with employees, customers, suppliers, lenders, lessors, shareholders, partners, principals and advisors to the extent necessary to carry out the ordinary business of Buyer and Seller, respectively, (iii) Buyer and Seller may each make such disclosures that are required by applicable law, rule, regulation, professional standard or responsibility, court order or other legal process, provided that, in any such case, the party proposing to make such disclosure shall consult in good faith with the other party as far in advance as practicable to such disclosure and
(iv) Seller and Buyer may advise their clients, prospective clients, vendors, suppliers and lessors of this Agreement and the transactions contemplated by this Agreement as required by applicable law, rule, regulation, professional standard or responsibility or contractual obligation or to avoid marketplace confusion.

      6.6 COMPLETE AGREEMENT. This Agreement, the exhibits and schedules to this Agreement and the other Transaction Documents contain the entire agreement between the parties to this Agreement with respect to the transactions contemplated in this Agreement and in the other Transaction Documents and shall supersede all previous oral and written and all contemporaneous oral negotiations, commitments, and understandings.

      6.7 MODIFICATIONS, AMENDMENTS AND WAIVERS. No amendment of this Agreement will be effective unless in writing signed by the parties to this Agreement. The parties to this Agreement shall not be deemed to have waived any of their respective rights hereunder unless such waiver be in writing and signed by the party so waiving its right. No delay or omission on the part of either party in exercising its rights under this Agreement shall operate as a waiver of such right or any other right. A waiver on one occasion shall not be construed as a bar to, or waiver of, that right or any other right or remedy on a future occasion.

      6.8 HEADINGS; REFERENCES. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References herein to articles, sections, schedules and exhibits refer to the referenced articles, sections, schedules or exhibits of this Agreement, unless otherwise specified.

      6.9 SEVERABILITY. Any provision of this Agreement which is invalid, illegal, or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.

      6.10 EXPENSES OF TRANSACTIONS. All fees, costs and expenses incurred by Buyer in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be borne by Buyer, and all fees, costs, and expenses incurred by Seller in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be borne by Seller.

      6.11 DESIGNATED REPRESENTATIVES. As long as Alan S. Bernikow remains an active partner of Seller, he, or another partner of Seller mutually acceptable to both parties, will serve as the sole representative of Seller in any dispute resolution discussion between the parties with respect to any disputes between Seller and Buyer under this Agreement or any other Transaction Document. Buyer shall appoint Chris Massey or another representative mutually acceptable to both parties to serve as the sole representative of Buyer in any dispute resolution discussion between the parties with respect to any disputes between Seller and Buyer under this Agreement or any other Transaction Document.

      6.12 ENFORCEMENT OF THE AGREEMENT. Seller and Buyer acknowledge that irreparable damage may occur if any of the obligations of Seller or Buyer under this Agreement are not performed in accordance with their specific terms or are otherwise breached. Each of Buyer and Seller will be entitled to seek an injunction or injunctions to prevent breaches of this Agreement by the other and to seek to enforce specifically the terms and provisions to this Agreement, this being in addition to any other remedy to which Buyer or Seller, as the case may be is entitled at law or in equity or otherwise.

      6.13 INTERPRETATION WITH ASSET PURCHASE AGREEMENT. If there is any inconsistency between any provision of this Agreement and any provision of the Asset Purchase Agreement that purports to affect the subject matter of this Agreement, such provision of this Agreement shall prevail in each such instance. Without limiting the generality of the foregoing, the parties agree that the indemnification provisions set forth in Sections 5.2 and 5.3 hereof shall apply with respect to the subject matter of this Agreement notwithstanding any inconsistent provision in Section 5.2 or Section 5.3 of the Asset Purchase Agreement.

      6.14 NOVATION. NBC, Buyer and Seller agree that (i) this Agreement constitutes a novation with respect to the NBC Contract, the Rights and the Liabilities, (ii) Buyer is substituted for Seller for all purposes of the NBC Contract, the Rights and the Liabilities, (iii) Seller and its Affiliates shall have no further obligation, liability or duty with respect to the NBC Contract or the Liabilities (except for those obligations of Seller specified in Section 5.2, subject to the terms thereof), which obligations, liabilities and duties are extinguished, satisfied and discharged, and (iv) Seller and its Affiliates shall have no interest in or obligation under the NBC Contract or the Rights other than the right to receive the Purchase Price and the other rights provided to Seller pursuant to this Agreement and the other Transaction Documents. Without limiting the generality of the foregoing, Seller specifically disclaims any interest in or right to (x) advances in the aggregate amount of $1.05 million made by Seller to NBC pursuant to the NBC Contract, which amounts NBC will treat as earned income at Closing for financial reporting purposes, and (y) any and all rights described in the letter agreement between NBC and Seller constituting part of the NBC Contract.

      6.15 CONFIDENTIAL INFORMATION. Notwithstanding anything in this Agreement to the contrary, Buyer and NBC, on the one hand, and Seller, on the other hand, shall remain obligated to the other to fulfill its obligations with respect to "Confidential Information" under Section 5 of the NBC Contract, except as set forth below. NBC and Buyer shall return as soon as practicable to Seller all proprietary or confidential information of Seller in the possession of NBC or Buyer or their respective Affiliates, directors, officers, employees or agents; provided, however, that Buyer may retain all such proprietary or confidential information of Seller related exclusively to the NBC Contract, the Rights or the Liabilities, and nothing in this Agreement will affect Buyer's right to information sold to Buyer pursuant to the Asset Purchase Agreement.

      IN WITNESS WHEREOF, each of the parties to this Agreement has executed this Agreement as of the date first above written.

                                     "BUYER"

                                     PROFITSOURCE CORPORATION,
                                     A DELAWARE CORPORATION

                                     By: /s/ ERIK WATTS
                                        -----------------------------------
                                         Name: Erik Watts
                                         Title: President


                                     "SELLER"

                                     DELOITTE & TOUCHE LLP,
                                     A DELAWARE LIMITED LIABILITY PARTNERSHIP

                                     By: /s/ ALAN S. BERNIKOW
                                        -----------------------------------
                                         Name: Alan S. Bernikow
                                         Title: Partner

As of the Closing Date, National Benefits Consultants, LLC hereby (i) consents to the transactions contemplated in this Agreement and the other Transaction Documents and (ii) agrees to be bound by Sections 6.14 and 6.15 of this Agreement.

"NBC"

NATIONAL BENEFITS CONSULTANTS, LLC
A DELAWARE LIMITED LIABILITY COMPANY

By: /s/ MARK C. COLEMAN
   ----------------------------------
    Name: Mark C. Coleman
    Title: VP

                                  SCHEDULE 1.4
                                 PURCHASE PRICE

      In exchange for the rights, (x) Buyer is paying at the Closing an aggregate Purchase Price of Twenty Million Dollars ($20,000,000) as described below:

      (i) Buyer is delivering to Seller Twelve Million U.S. Dollars ($12,000,000) in cash by wire transfer of immediately available funds to the account set forth below:

               Bank:  Chase Manhattan Bank
                      270 Park Avenue
                      New York, NY  10017
               ABA No.:  021000021
               Account:  Deloitte & Touche
               Account No.:  910-1-048362
               Reference:  B/O ProfitSource Corporation
               Re:  Contract Rights Purchase Agreement

      (ii) Buyer is delivering to Seller a promissory note of Buyer, dated as of the Closing Date in the form of Exhibit A in the principal amount of Eight Million U.S. Dollars ($8,000,000) (the "Note"); and

      (y) Buyer assumes from Seller the Liabilities by delivery to Seller of this Agreement.